                                                                    EXHIBIT 4(h)

           FORM OF REGISTRATION RIGHTS AGREEMENT FOR BRIDGE INVESTORS


     THIS REGISTRATION AGREEMENT (the "Agreement") dated as of [            ],
1997 is made by and among SIGA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and the persons listed on Schedule I hereto (collectively, the "Holders", each a "Holder").

                                    RECITALS

          A. In connection with the purchase by the Holders of certain units ("Units") of the Company's securities, each Unit consists of (i) a senior sub-ordinated non-negotiable promissory note in the principal amount of $25,000 (individually, a "Bridge Note" and collectively, the "Bridge Notes"), and (ii) warrants to purchase the number of shares of the Company's common stock, par value $.0001 per share ("Common Stock;" shares of Common Stock shall be referred as "Common Shares"), which equals $12,500 divided by the initial public offering price of the Common Stock (the "IPO Price"), at an exercise price equal to the IPO Price (the "Warrants").

          B. The Company has agreed to grant to the Holders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act") with respect to the Common Shares issuable upon exercise of the Warrants (the "Warrant Shares"). This Agreement sets forth the terms and conditions of such undertaking.

                                   AGREEMENTS

          The Company and the Holders covenant and agree as follows:

          1.   DEFINITIONS.  For purposes of this Agreement:

          (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of the effectiveness of such registration statement or document by the Securities and Exchange Commission (the "SEC");

          (b) The term "Registrable Securities" means (i) the Warrant Shares and
(ii) any Common Shares issued as (or issuable upon the conversion or exercise of any convertible security, warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such Warrant Shares, excluding in all cases, however, any Registrable Securities sold by a Holder in a transaction in which its registration rights under this Agreement are not assigned.

                                     E-164
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          2.   REGISTRATION.

          (a)  Demand Registration.  Subject to the limitations set forth in
               -------------------
Section 2(c) below, the Company shall, upon the written request of Holders holding a majority of the sum of (x) the outstanding Registrable Securities and
(y) the then outstanding and unexercised Warrants, use its best efforts to cause the Registrable Securities specified in such request to be registered under the Securities Act (a "Demand Registration"). In the event that the Company shall receive a written request under this Section 2(a), the Company shall give prompt written notice thereof to any Holder which did not join in such written request. If requested in writing by any of such other Holders within fifteen days after the Company gives the notice described in the preceding sentence, the Company shall include among the Registrable Securities that it endeavors to register under this Section 2(a) such Registrable Securities as shall be specified in the request of such other Holders.

          (b)  Notice of Demand Registration.  Each request delivered pursuant
               -----------------------------
to Section 2(a) shall: (i) specify the amount of Registrable Securities intended to be offered and sold by each of the Holders joining in the request;
(ii) express the present intent to offer such Registrable Securities for distribution; (iii) describe the nature or method of the proposed offer and sale of the Registrable Securities; and (iv) contain the undertaking of the Holders to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Registrable Securities and state securities and "blue sky" laws, and to obtain acceleration of the effective date of the Registration Statement (as defined below).

          (c)  Limitations on Demand Registrations.  Notwithstanding anything
               -----------------------------------
herein to the contrary, the obligations of the Company to cause any Registrable Securities to be registered pursuant to Section 2(a) are subject to each of the following limitations, conditions and qualifications:

          (i) The Holders may only request that the Company make any Demand Registration subsequent to the earlier of 180 days following (i) the effective date of the registration statement for the initial public offering of the Company's securities or (ii) any class of securities otherwise becoming subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934, as amended.

          (ii) Any request for Demand Registration made by the Sellers pursuant to Section 2(a), to be effective, shall request the registration of the offering and sale or other distribution by the Holders of not less than one-half of the Registrable Securities.

          (iii) In the event the Holders request Demand Registration pursuant to
Section 2(a) and the related offering is to be underwritten, the managing underwriter shall be a nationally recognized investment banking firm approved by the Company in the reasonable exercise of its discretion.

                                     E-165
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                    (iv)  The Company shall be required to effect only one
Demand Registration pursuant to Section 2(a).

          (d)  Incidental Registration.  Subject to the limitations set forth in
               -----------------------
Section 2(f), at any time that the Company shall propose the registration under the Securities Act of an offering of any of its securities on a registration form which can be used for registration of the Registrable Securities, the Company shall give written notice as promptly as possible of such proposed registration to the Holders, and shall include in the offering such amount of Registrable Securities as the Holders shall request to be included by written notice to the Company received within fifteen days after receipt of the Company's notice, upon the same terms (including the method of distribution) as the securities being sold by the Company pursuant to any such offering (an "Incidental Registration").

          (e)  Notice of Incidental Registration.  Each request delivered
               ---------------------------------
pursuant to Section 2(d) shall: (i) specify the amount of Registrable Securities intended to be offered and sold by each of the Holders; and (ii) contain the undertaking of the Holders to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the SEC and state securities and "blue sky" laws and to obtain acceleration of the effective date of the Registration Statement.

          (f)  Limitations on Incidental Registrations.  Notwithstanding
               ---------------------------------------
anything contained herein to the contrary, the obligations of the Company to cause Registrable Securities to be registered pursuant to Section 2(d) are subject to each of the following limitations, conditions and qualifications:

          (i) The Company shall not be required to give notice or include Registrable Securities in any registration pursuant to Section 2(d) if the proposed registration is primarily: (A) a registration of a stock option, thrift, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan; (B) a registration of securities proposed to be issued in connection with a dividend reinvestment and stock purchase plan or customer stock purchase plan; (C) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation or other entity; or (D) a registration of securities which is solely a combination of any of the above.

          (ii) If the Company is advised in writing by the managing underwriter (or its investment banking firm if the offering is not underwritten) that the inclusion of Registrable Securities may, in the opinion of such underwriter or investment banking firm, as the case may be, interfere with the orderly sale and distribution of the securities proposed to be offered by the Company or adversely affect the price at which such securities may be sold, the number of shares of Registrable Securities to be included in the offering shall be reduced or eliminated to the extent necessary as shall be reasonably determined by such underwriter or investment banker, as the case may be, in good faith.

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          (iii)  In the event the Holders request registration pursuant to
Section 2(d) and the related offering is to be underwritten, the Holders will enter into an underwriting agreement containing representations, warranties and agreements not substantially different from those customarily made by an issuer and a selling shareholder in underwriting agreements with respect to secondary distributions.

          (iv) The Company may, in its sole discretion, without the consent of the Holders and without liability to any Holder for such action, withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate at any time.

                    (v) The Company shall only be required to effect one Incidental Registration pursuant to Section 2(d).

          3. OBLIGATIONS OF THE COMPANY. When required under the Agreement to effect the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Registration Statements.  Prepare and file with the SEC a
              -----------------------
registration statement or statements or similar documents (the "Registration Statement") with respect to all Registrable Securities, other than any Registrable Securities excluded by Holders pursuant to Sections 2(a) and 2(d), and use its best efforts to cause the Registration Statement to become effective and maintain the effectiveness of the Registration Statement until the earlier of (i) the date all such registered Registrable Securities are sold and any prospectus delivery requirements under the Securities Act shall have lapsed, and
(ii) (A) six months (in the case of a registration statement on Form S-1 or comparable long-form registration statement) or (B) six months following the latest expiration date of the Warrants (in the case of a registration statement on Form S-3 or comparable short-form registration statement).

          (b) Amendments.  Prepare and file with the SEC such amendments
              ----------
(including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

          (c) Prospectuses.  Furnish promptly to each Holders such numbers of
              ------------
copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities.

          (d) Blue Sky.  Use its best efforts to register and qualify the
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securities covered by the Registration Statement under such other securities or
Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, and to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions necessary or advisable to maintain such registration and

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qualifications in effect, and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to provide any undertaking or make any change in its charter or bylaws which the Board of Directors determines to be contrary to the best interest of the Company and its stockholders.

          (e)  Underwriting Arrangements.  Enter into and perform its
               -------------------------
obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. The Holders shall also enter into and perform their customary obligations under any such agreement including, without limitation, customary indemnification and contribution obligations.

          (f) Notification of Changes.  Notify the Holders, at any time when a
              -----------------------
prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus including in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

          (g) Notification of Stop Orders.  Notify the Holders of the issuance
              ---------------------------
by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

          (h) Review by Counsel.  Permit a single firm of counsel designated as
              -----------------
selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review (at the expense of such selling stockholders) the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which counsel reasonably objects.

          (i) Opinions.  At the request of the Holders, use its best efforts to
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furnish on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to

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underwriters in an underwritten public offering, addressed to the underwriters.

          (j) Due Diligence.  Make available for inspection by the Holders, any
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underwriters participating in the offering pursuant to the registration and the counsel, accountants or other agents retained by the Holders or any such underwriter, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holders or any such underwriters in connection with the registration.

          (k) Listing.  If the class of the Company's securities is then listed
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on a national securities exchange, use its best efforts to cause the Registrable
Securities to be listed on such exchange. If the Company's securities are not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Registrable Securities on NASDAQ.

          (l) Further Actions.  Take all other reasonable actions necessary to
              ---------------
expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

          4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          5. EXPENSES OF REGISTRATION. All expenses other than the underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company (but excluding the fees and disbursements of any counsel for the Holders) shall be borne by the Company.

          6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) By Company.  To the extent permitted by law, the Company will
              ----------
indemnify and hold harmless each Holder, the directors, if any, of such Holder, the officers, if any, of such Holder who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions

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or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstance in which they are made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act, any state securities law; and the Company will reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability action or proceeding; provided, however, that the indemnity agreement contained in this
            --------  -------
Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it aries out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders or any such underwriter or controlling person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such underwriter or controlling person and shall survive the transfer of the Registrable Securities by Holders.

          (b) By Holders.  To the extent permitted by law, each Holder,
              ----------
severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the 1934 Act or other federal state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and such Holder will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the Holder shall be liable under this paragraph for only that

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amount of losses, claims, damages and liabilities as does not exceed the proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration.

          (c) Procedure for Indemnification.  Promptly after receipt by an
              -----------------------------
indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 6. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred.

          (d) Contribution.  To the extent any indemnification by an
              ------------
indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it otherwise would be liable under this Section 6 to the extent permitted by law, provided that (i) no contribution shall be made under the circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          7. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees, following the initial public offer of the Company's securities, to:

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          (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

          (iii) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the SEC which permits the selling of any securities without registration.

          8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to transferees or assignees of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The term "Holders" as used in this Agreement shall include permitted assignees.

          9.   MISCELLANEOUS.

          (a) Notices.  Notices required or permitted to be given hereunder
              -------
shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Company, at 666 Third Avenue, 30th Floor, New York, NY 10017 (with a copy to: Eilenberg & Zivian, 666 Third Avenue, 30th Floor, New York, NY 10017;
Attention: Adam D. Eilenberg, Esq.) and (ii) if to a Holder at the address set forth in Schedule I, or at such other address as each such party furnishes by notice given in accordance with this Section 9(a).

          (b) Waiver.  Failure of any party to exercise any right or remedy
              ------
under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

          (c) Governing Law.  This Agreement shall be enforced, governed and
              -------------
construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York by and between residents of New York. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision

                                     E-172
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shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute of rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (d) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof and may be amended only be a writing executed by the Company and the holders of a majority in interest of the sum of (x) the Registrable Securities and (y) the then outstanding and unexercised Warrants.

                        SIGA PHARMACEUTICALS, INC.


                        By:
                             ----------------------------------------
                              Authorized Officer

                        HOLDER:

                        ---------------------------------------------
                        Name:
                        Title:

                        NO. OF UNITS OF SUBSCRIPTION:
                                                     ----------------

                                     E-173
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                                                      SIGA PHARMACEUTICALS, INC.
                                                                      SCHEDULE I

Name of Investor          Address                      Aggregate Amount Invested
----------------          -------                      -------------------------

                                     E-174